SECURITIES ACT OF 1993 FILE NO:  (IF APPLICATION OF
            DETERMINE ELIGIBILITY OF TRUSTEE FOR DELAYED OFFERING
                         PURSUANT TO SECTION 305(b)(2)

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          __________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                         ____________________________

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

            Massachusetts                                      04-1867445
   (Jurisdiction of incorporation or                        (I.R.S. employer
organization if not a U.S. national bank)                   Identification No.)

225 Franklin Street, Boston, Massachusetts                       02110
 (Address of principal executive offices)                     (Zip Code)

      John R. Towers, Esq. Senior Vice President and Corporate Secretary
               225 Franklin Street, Boston, Massachusetts 02110
                                (617) 654-3253
           (Name, address and telephone number of agent for service)

                        _______________________________

                             NEW PLAN REALTY TRUST
              (Exact name of obligor as specified in its charter)

        MASSACHUSETTS                                            13-1995781
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                          1120 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK, 10036
              (Address of principal executive offices)(Zip Code)


                        _______________________________

               Medium-Term Notes (Title of indenture securities)

                                    GENERAL

Item 1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

               Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

               Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

Item 2.   Affiliations with Obligor.

          If the Obligor is an affiliate of the trustee, describe each such affiliation.

               The Obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

               (See note on page 6.)

Item 3. through Item 15.     Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.

               A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

               A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

               A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

               A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

5. A copy of each indenture referred to in Item 4, if the obligor is in default.

               Not applicable.

6. The consents of United States institutional trustees required by Section 321(b) of the Act.

               The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                A copy of the latest report of condition of the trustee
               published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

          In answering any item of this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

          The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 5th day of March, 1996.

                    STATE STREET BANK AND TRUST COMPANY


                    By: /s/ Gerald R. Wheeler
                        ---------------------
                         Gerald R. Wheeler
                         Vice President

                                   EXHIBIT 6

                            CONSENT OF THE TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by NEW PLAN REALTY TRUST of its MEDIUM-TERM NOTES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                    STATE STREET BANK AND TRUST COMPANY


                    By: /s/ Gerald R. Wheeler
			---------------------
                        Gerald R. Wheeler
                        Vice President


Dated:  March 5, 1996
                                   EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company of Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of the District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General
Laws, Chapter 172, Section 22(a).

                                                                   Thousands of
ASSETS                                                             Dollars

Cash and balances due from depository
institutions:
  Noninterest-bearing balances and
  currency and coin..............................                     1,331,827
   Interest-bearing balances.....................                     5,971,326
Securities.......................................                     6,325,054
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge subsidiary,...............                     5,436,994
Loans and lease financing receivables:
   Loans and leases, net of
      unearned income...................4,308,339
   Allowance for loan and lease
      losses...............................63,491
   Loans and leases, net of unearned income
      and allowances .............................                    4,244,848
Assets held in trading accounts...................                    1,042,846
Premises and fixed assets ........................                      374,362
Other real estate owned...........................                        3,223
Investments in unconsolidated subsidiaries........                       31,624
Customers' liability to this bank on acceptances
   outstanding....................................                       57,472
Intangible assets.................................                       68,384
Other assets......................................                      670,058
                                                                     __________
   Total Assets...................................                   25,558,018
                                                                     ==========

LIABILITIES

Deposits:
   In domestic offices............................                   $6,880,231
   Noninterest-bearing.............  4,728,115
   Interest-bearing................  2,152,116
In foreign offices, Edge subsidiary...............                    9,607,427
   Noninterest-bearing..................28,265
   Interest-bearing..................9,579,162
Federal funds purchased and securities sold under
   agreements to repurchase in domestic
   offices of the bank and of its Edge
   subsidiary.....................................                    5,913,969
Demand notes issued to the U.S. Treasury
   and Trading Liabilities........................                      530,406
Other borrowed money..............................                      493,191
Bank's liability on acceptances
  executed and outstanding........................                       57,387
Other liabilities..................................                     620,287
                                                                     __________
Total Liabilities..............................                      24,102,898
                                                                     __________

EQUITY CAPITAL

Common stock......................................                       29,176
Surplus...........................................                      228,448
Undivided profits ................................                    1,197,496
                                                                     __________
Total equity capital..............................                    1,455,120
                                                                     __________
Total liabilities and equity capital..............                   25,558,018
                                                                     ==========


     I, Rex S. Schuette, Senior Vice President and Comptroller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                              Rex S. Schuette




     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                              David A. Spina
                              Marshall N. Carter
                              Charles F. Kaye